Exhibit 10.3

             AMENDMENT TO THE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

               FIRST: Article I of the Plan is amended by adding the following definition as Section 1.04:

                      Change in Control means:

                      (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than 30% of the combined voting power of the then outstanding securities;

                      (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company's board of directors (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

                      (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than
                      (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or




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CFW COMMUNICATIONS COMPANY                                            FORM 10-K

                      (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated.

               SECOND: Article I is further amended by renumbering Sections 1.04 and 1.05 as Sections 1.05 and 1.06, respectively.

               THIRD: Article I is further amended by adding the following definition as Section 1.07:

                      Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of events, the "Control Change Date" shall be the date on which the last of such events occurs.

               FOURTH: Article I is further amended by renumbering Sections 1.06 through 1.16 as Sections 1.08 through 1.18, respectively.

               FIFTH: Article I is further amended by adding the following sentence to Section 1.18 (formerly Section 1.16):

                      Years of Service also includes any period in which a Participant is entitled to receive severance pay under the CFW Communications Company Severance Pay Plan or under an agreement between the Company and the Participant.

               SIXTH: Article II is amended by adding the following language at the end of the second sentence thereof:

                      ;provided, however, that the Board may not declare that a Participant is no longer a Participant during the period beginning three months before a Control Change Date or after a Control Change Date.

               SEVENTH: Article III is amended by adding the following Section 3.06:

                      Excise Taxes. Any amount payable under this Plan shall be reduced if such payment or any amount or benefit provided under any plan, program, arrangement or agreement with the Company is subject to excise tax under Code section 4999 or any successor provision. In that event, such payments or benefits shall be reduced to the maximum amount that may be provided to or on behalf of the Participant without liability for such excise tax. Any reduction required by the preceding sentence shall first come from any cash severance benefit payable to the Participant, next from cash payable under this Plan, next from cash payable under other plans, programs, arrangements or agreements and finally from noncash benefits.



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
CFW COMMUNICATIONS COMPANY                                            FORM 10-K

               EIGHTH: Article IV is amended by adding the following language as the fourth sentence:

                      Notwithstanding the foregoing, the Company may establish a grantor trust in anticipation of its obligations to Participants and Beneficiaries but the assets of any such trust shall remain subject to the claims of the Company's creditors.

               NINTH: Section 5.02(b) is amended to read as follows:

                      Effective January 1, 2000, a Participant who terminates his employment with the Company prior to Retirement but
                      (i) after completing seven (7) Years of Service or (ii) after a Control Change Date, shall be entitled to benefits under the Plan as of the date he would have been eligible to Retire and determined under Plan section 3.01(a)(1), based on his Years of Service as of his termination of employment (which shall include any Years of Service creditable under the second sentence of Section 1.18); provided, however, that no benefits shall be payable if
                      (1) the Participant terminates his employment voluntarily (other than a voluntary termination (a) after completing seven (7) Years of Service or (b) with Good Reason after a Change in Control)or (2) the Company discharges the Participant with Cause as determined by the Board.

               TENTH: Section 5.01(c) is amended by adding the following language at the end thereof:

                      For purposes of subsection (b), Good Reason means that

                           (1) Participant's total compensation (the sum of base
                      salary and target annual incentive payment, based on objectives comparable to those applicable to similarly situated Company executives) is reduced,

                           (2) Participant's job duties and responsibilities are
                      diminished,

                           (3) Participant is required to relocate to a facility
                      more than fifty miles from Waynesboro, Virginia,

                           (4) Participant does not receive any previously deferred compensation when the payment of such deferral is due,

                           (5) Participant is not provided benefits (e.g., health insurance) that are comparable in all material respects to those provided to Participant on the Control Change Date,

                           (6) Participant is directed by the Board or an officer of the Company or an Affiliate (or the Company's successor or an affiliate thereof) to engage in conduct that is unethical, illegal or contrary to the Company's (or its successor's) good business practices or



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
CFW COMMUNICATIONS COMPANY                                            FORM 10-K

                           (7) Participant is directed by the Board or an officer of the Company or an Affiliate (or the Company's successor or an affiliate thereof) to refrain from acting and the failure to act is unethical, illegal or contrary to the Company's (or its successor's) good business practices.

               ELEVENTH: Section 7.01 is amended by adding the following language at the end of the first sentence:

                      ;provided, however, that without a Participant's consent, the Board may not terminate, amend or modify the Plan within three months before a Control Change Date or after a Control Change Date.

               TWELFTH: Exhibit I to the Plan is amended by deleting the reference "1-14" and the corresponding Applicable Percentage and by substituting the following in their stead:

                           Participant's
                          Years of Service           Applicable Percentage
                          ----------------           ---------------------

                                  1                             29.5
                                  2                             30.5
                                  3                             32.0
                                  4                             33.5
                                  5                             35.0
                                  6                             36.5
                                  7                             38.0
                                  8                             39.5
                                  9                             41.0
                                 10                             42.5
                                 11                             44.0
                                 12                             45.5
                                 13                             47.0
                                 14                             48.5


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